UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026

CRH public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason's Way, Rathfarnham, Dublin 16, D16 KH51, Ireland
(Address of principal executive offices)
+353 1 404 1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
5.200% Guaranteed Notes due 2029	CRH/29	New York Stock Exchange
5.125% Guaranteed Notes due 2030	CRH/30	New York Stock Exchange
4.400% Guaranteed Notes due 2031	CRH/31	New York Stock Exchange
6.400% Notes due 2033	CRH/33A	New York Stock Exchange
5.400% Guaranteed Notes due 2034	CRH/34	New York Stock Exchange
5.500% Guaranteed Notes due 2035	CRH/35	New York Stock Exchange
5.000% Guaranteed Notes due 2036	CRH/36	New York Stock Exchange
5.875% Guaranteed Notes due 2055	CRH/55	New York Stock Exchange
5.600% Guaranteed Notes due 2056	CRH/56	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

CRH public limited company (the ‘Company’) held its 2026 Annual General Meeting of Shareholders (the ‘2026 AGM’) on May 7, 2026. Shareholders approved Proposals 1(a) through 1(l), 3(b), 4, 5, 6, 7, 8, 9, 10, 11, and 12, respectively. In addition, the shareholders approved, on an advisory basis, Proposals 2 and 3(a).

The final voting results for each matter are as follows:

Proposals 1(a)-(l). By separate resolutions, to re-elect each of the 12 Director nominees:

	Nominees	For	Against	Abstain	Broker Non-Votes
(a)	Richie Boucher	510,550,968	18,384,546	1,015,270	16,133,474
(b)	Caroline Dowling	527,430,810	1,507,349	1,012,625	16,133,474
(c)	Richard Fearon	523,504,104	5,417,782	1,024,704	16,133,474
(d)	Johan Karlström	527,421,640	1,509,108	1,015,842	16,133,474
(e)	Shaun Kelly	528,005,911	920,267	1,024,606	16,133,474
(f)	Badar Khan	524,921,240	4,005,672	1,014,431	16,133,474
(g)	Lamar McKay	515,535,800	13,385,034	1,021,616	16,133,474
(h)	Jim Mintern	527,391,671	1,548,850	1,006,876	16,133,474
(i)	Gillian L. Platt	523,027,481	5,896,329	1,015,928	16,133,474
(j)	Mary K. Rhinehart	506,174,538	22,746,666	1,017,999	16,133,474
(k)	Siobhán Talbot	524,414,335	4,515,336	1,016,384	16,133,474
(l)	Christina Verchere	526,465,907	2,460,665	1,016,631	16,133,474

Proposal 2. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers for 2025 (‘Say-on-Pay’):

For	Against	Abstain	Broker Non-Vote
494,527,037	33,803,416	1,584,889	16,133,474

Proposal 3(a) - (b). By separate resolutions: (a) to ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP (‘Deloitte U.S.’) as the independent registered public accounting firm of the Company for fiscal year 2026; and (b) to authorize, in a binding vote, the Audit Committee to fix the compensation of Deloitte U.S., Deloitte Ireland LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates:

	For	Against	Abstain	Broker Non-Vote
(a)	544,173,530	924,203	951,083	0
(b)	544,880,566	222,396	949,513	0

Proposal 4. To renew the annual authority of the board of directors of the Company (the ‘Board’) to issue ordinary shares of the Company:

For	Against	Abstain	Broker Non-Vote
516,891,381	28,188,282	968,618	0

Proposal 5. To renew the annual authority of the Board to issue ordinary shares of the Company for cash without first offering shares to existing shareholders:

For	Against	Abstain	Broker Non-Vote
487,535,910	57,528,452	983,919	0

Proposal 6. To renew the annual authority of the Board to make market repurchases and overseas market repurchases of ordinary shares of the Company:

For	Against	Abstain	Broker Non-Vote
544,448,635	646,500	953,146	0

Proposal 7. To renew the annual authority to re-issue treasury shares and determine the price range at which the Company can re-issue such shares of the Company that it holds as treasury shares:

For	Against	Abstain	Broker Non-Vote
544,069,581	972,717	1,005,983	0

Proposal 8. To approve the schemes of arrangement to cancel the 5% cumulative preference shares and the 7% “A” cumulative preference shares (collectively, the ‘Preference Shares’) and the granting of authority to the Board to take all such actions as it considers necessary or appropriate to give effect to the schemes of arrangement:

For	Against	Abstain	Broker Non-Vote
528,036,034	116,760	1,762,013	16,133,474

Proposal 9. To approve the proposed cancellation of the Preference Shares by way of reduction of capital (holders of the 7% “A” cumulative preference shares and holders of the ordinary shares voting as a single class):

For	Against	Abstain	Broker Non-Vote
528,235,359	130,254	1,761,414	16,133,474

Proposal 10. To approve the variation to the Company’s authorized share capital by the removal of any cancelled Preference Shares in connection with the proposed cancellation of the Preference Shares:

For	Against	Abstain	Broker Non-Vote
528,010,002	146,429	1,758,376	16,133,474

Proposal 11. To approve certain amendments to the Company’s Memorandum and Articles of Association (the ‘Articles’) in connection with the proposed cancellation of the Preference Shares:

For	Against	Abstain	Broker Non-Vote
528,000,185	137,688	1,776,934	16,133,474

Proposal 12. To approve an Amendment to the Company’s Articles to delete the qualification shareholding requirement for directors set forth therein:

For	Against	Abstain	Broker Non-Vote
528,510,179	434,019	970,609	16,133,474

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 7, 2026

CRH public limited company

/s/ Neil Colgan
By:	Neil Colgan
Company Secretary